Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Harvey R. Blau, Chief Executive Officer of Griffon Corporation, certify that the Form 10-K of Griffon Corporation for the period ended September 30, 2003, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Griffon Corporation for the periods presented.

/s/ Harvey R. Blau
Name	Harvey R. Blau
Date	December 19, 2003

I, Robert Balemian, Chief Financial Officer, of Griffon Corporation, certify that the Form 10-K of Griffon Corporation for the period ended September 30, 2003, fully complies with the requirements of Section 13 (a) of the Securities Exchange Act of 1934 and the information contained in such report fairly presents, in all materials respects, the financial condition and results of operations of Griffon Corporation for the periods presented.

/s/ Robert Balemian
Name	Robert Balemian
Date	December 19, 2003

These certifications are being furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and, except to the extent required by the Sarbanes-Oxley Act, shall not be deemed to be filed as part of the periodic report described herein nor shall they be deemed filed by Griffon Corporation for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.  A signed original of this written statement required by Section 906 has been provided to Griffon Corporation and will be retained by Griffon Corporation and furnished to the Securities and Exchange Commission or its staff upon request.